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                                                                 Exhibit 10.10

                                                             [TUMBLEWEED LOGO]

August 11, 1999

Hikari Tsushin, Inc.
22F Ohtemachi Nomura Bldg.
2-1-1 Ohtemachi, Chiyoda-ku, Tokyo
Japan

Ladies and Gentlemen:

     As we discussed Tumbleweed Communications Corp., (together with its subsidiaries or divisions, the "Company") requests that you comply with the provisions of this letter agreement.

     Until the expiration of two (2) years from the date of this letter agreement, neither you nor any of your Affiliates shall, alone or in concert with others, without the prior approval of the Board of Directors of the
Company:

(i) in any manner acquire, agree to acquire, or make any proposal to acquire, any securities or property of the Company, other than the 50% ownership of Tumbleweed Communications K.K contemplated in the Investment Agreement of August 11, 1999;
(ii) propose to enter into any merger or business combination involving the Company, or to purchase all or any portion of the assets of the Company;
(iii) make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any securities of the Company, except for the securities of the Company held by you as of this date, and as contemplated in the Investment Agreement of August 11, 1999;
(iv) form, join or in any way participate in a group with respect to any voting securities of the Company;
(v) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors, or policies of the Company;
(vi) disclose any intention, plan, or arrangement inconsistent with any of the foregoing;
(vii) advise, assist, or encourage any other persons in connection with any of the foregoing, including arranging or in any way participating in the financing of the foregoing.

       During such period, you shall not take any action that would require the Company, in the opinion of its counsel, to make a public announcement regarding a transaction substantially similar to any of the foregoing involving you and the Company.

       "Affiliate" shall have the meaning defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and "group" shall have the meaning of such terms as used in Section 13(d) of the Act. You acknowledge that remedies at law are inadequate to protect against breach of this letter agreement, and accordingly you hereby agree in advance to the granting of injunctive relief in the Company's favor in the event of any such breach without proof of actual damages, and you agree to waive any requirement for the securing or posting of any bond in connection with such relief. Injunctive relief shall not be deemed to be the exclusive remedy for any breach of this

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letter agreement by you or any representative but shall be in addition to all other remedies at law or equity available to the Company.

       No failure or delay by the Company in exercising any right, power, or privilege under this letter agreement shall operate as a waiver thereof, nor shall any single exercise of any right, power, or privilege.

       This letter agreement shall be governed by the laws of the state of California regardless of the laws that might otherwise govern under applicable California principles of conflicts of laws.

       This letter agreement contains the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all previous agreements relating to the subject matter hereof. No modification of this letter agreement or waiver of its terms and conditions will be binding unless approved in writing by both you and the Company. If any provisions of this letter agreement shall for any reason be adjudged in a court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair, or invalidate the remainder of this letter agreement but shall be confined in its operation to the provision directly involved in the controversy in which such judgment shall have been rendered.

       To evidence your agreement with the foregoing, please sign and return to us one copy of this letter agreement, whereupon it shall constitute a binding agreement between you and the Company.

                                          Very truly yours,

                                          TUMBLEWEED COMMUNICATIONS CORP.

                                          /s/ Joseph C. Consul
                                          Joseph C. Consul
                                          CFO & Vice President, Finance

Accepted and agreed:

HIKARI TSUSHIN, INC.

By: /s/ Masahide Saito
    -------------------------
Name: Masahide Saito
Title: Director
Dated: 27 August, 1999
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